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                                                                    EXHIBIT 99.1

[MSX INTERNATIONAL LOGO]

                                               DAVID CRITTENDEN -- FINANCIAL
                                               MSX INTERNATIONAL
                                               248-829-6031
                                               DCRITTENDEN@MSXI.COM

                                               BRUCE WAGNER -- MEDIA
                                               MSX INTERNATIONAL
                                               248-829-6254
                                               BWAGNER@MSXI.COM


MSX INTERNATIONAL ANNOUNCES FIRST QUARTER 2003 FINANCIAL RESULTS

SOUTHFIELD, MICH., MAY 12, 2003 -- MSX International, a provider of technical business services, announced sales totaling $183.4 million for the first quarter of 2003, which ended March 30, 2003. This compares to $205.5 million in the same quarter one year ago. The 11% decline in net sales reflects the removal of sales from under-performing businesses that were exited in 2002 and lower demand for automotive engineering and human capital management services.

Gross profit in the first quarter of 2003 was $20.2 million, or 11.0% of net sales. This compares to $26.7 million, or 13.0% of net sales one year earlier. Reduced gross profit was due to lower sales, price decreases for selected services, and costs associated with underutilized equipment and facilities. Actions in late 2002 to reduce direct and indirect operating costs resulted in savings that had a favorable impact on gross profit totaling more than $2 million in the first quarter of 2003.

Selling, general and administrative expenses decreased $4.2 million to $15.7 million in the first quarter of 2003, reflecting cost savings achieved in these activities since the first quarter of 2002. Actions taken in 2002 to realign these costs to support current business levels are expected to produce annualized savings of about $12 million in 2003.

The company's operating income of $3.0 million for the quarter also included $1.4 million of additional restructuring and severance costs. These costs relate to the restructuring program that began in the fourth quarter of 2002. Excluding these costs, MSX International's operating income in the first quarter was $4.5 million, compared to $6.8 million one year earlier. A net first quarter loss of $3.6 million includes a modest increase in interest expense due primarily to recent changes to credit arrangements.

Commenting on the results, Frederick K. Minturn, executive vice president and chief financial officer, stated, "Our results in the first quarter reflect the positive impact of late 2002 cost reduction plans, which are now substantially implemented. We are on track to achieve our 2003 business plan."


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MSX International will host a conference call at 10:00 a.m. EDT on Tuesday, May
13, to review these results. To listen to the call, dial 212-676-5386 and provide reservation number 21141191. A replay of the call will be available beginning at 12:00 p.m. EDT Tuesday, May 13, at 800-633-8284 (Domestic) or 402-977-9140 (International), with the same reservation number.

MSX International, headquartered in Southfield, Mich., is a global provider of technical business services. The company combines innovative people, standardized processes and today's technologies to deliver a collaborative, competitive advantage on a global basis. With annual sales of over $800 million, MSX International has 8,000 employees in 26 countries. Visit their Web site at http://www.msxi.com.

                                       ###

Certain of the statements made in this press release including the success of restructuring activities and other operational improvements constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current management projections and expectations. They involve significant risks and uncertainties. As such, they are not guarantees of future performance. MSX International disclaims any intent or obligation to update such statements.

Actual results may vary materially from those in the forward-looking statements as a result of any number of factors, many of which are beyond the control of management. These important factors include: our leverage and related exposure to changes in interest rates; our reliance on major customers in the automotive industry and the timing of their product development and other initiatives; the market demand for our technical business services in general; our ability to recruit and place qualified personnel; delays or unexpected costs associated with cost reduction efforts; risks associated with operating internationally, including economic, political and currency risks; and risks associated with our acquisition strategy. Additional information concerning these and other factors are discussed under the heading "Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K (dated March 27, 2003), and in other filings with the Securities and Exchange Commission.


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                             MSX INTERNATIONAL, INC.
               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) for he fiscal quarters ended March 30, 2003 and March 31, 2002



                                                                        FISCAL QUARTER ENDED
                                                               ---------------------------------------
                                                                  MARCH 30,              MARCH 31,
                                                                    2003                   2002
                                                               ----------------       ----------------
                                                                           (in thousands)

Net sales                                                         $ 183,351                $ 205,473
Cost of sales                                                       163,174                  178,820
                                                                  ---------                ---------

     Gross profit                                                    20,177                   26,653

Selling, general and administrative expenses                         15,704                   19,865
Restructuring and severance costs                                     1,431                      278
                                                                  ---------                ---------

     Operating income                                                 3,042                    6,510

Interest expense, net                                                 6,675                    6,261
                                                                  ---------                ---------

       Income (loss) before income taxes, minority
        interests and equity in Affiliates                           (3,633)                     249

Income tax provision                                                    101                      101
Less minority interests and equity in
   affiliates, net of taxes                                            (174)                     238
                                                                  ---------                ---------

     Loss before cumulative effect of accounting
        change for goodwill impairment                               (3,560)                     (90)

Cumulative effect of accounting change for goodwill
   impairment, net of taxes of $9,745                                     -                  (38,102)
                                                                  ---------                ---------

     Net loss                                                        (3,560)                 (38,192)

Preferred stock dividends                                            (2,194)                  (1,905)
                                                                  ---------                ---------

       Net loss available to common shareholders                  $  (5,754)               $ (40,097)
                                                                  =========                =========

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                             MSX INTERNATIONAL, INC.
                       SUPPLEMENTAL FINANCIAL INFORMATION
                         for the fiscal quarters ended
                       March 30, 2003 and March 31, 2002



                                                                                             FISCAL QUARTER ENDED
                                                                                    -------------------------------------
                                                                                    MARCH 30, 2003         MARCH 31, 2002
                                                                                    --------------         --------------
                                                                                              (in thousands)
RECONCILIATION OF EBITDA:

   OPERATING INCOME                                                                      $ 3,042                 $ 6,510

     Michigan Single Business and similar taxes                                              875                     891
                                                                                         -------                 -------

   EBIT, AS DEFINED                                                                        3,917                   7,401

     Depreciation                                                                          4,759                   4,517
     Severance costs                                                                       1,431                     278
                                                                                         -------                 -------

   EBITDA BEFORE SEVERANCE, AS DEFINED                                                   $10,107                 $12,196
                                                                                         =======                 =======


CAPITAL EXPENDITURES                                                                     $ 2,246                 $ 2,030


                                                                                                        AS OF
                                                                                    -------------------------------------------
SELECTED BALANCE SHEET DATA:                                                        MARCH 30, 2003            DECEMBER 29, 2002
                                                                                    --------------            -----------------
    Cash and cash equivalents                                                             $  3,886                $ 10,935
    Accounts receivable, net                                                               219,587                 211,957

    Notes payable and current portion of long-term debt                                     14,979                  14,671
    Long-term debt                                                                         237,029                 220,003
                                                                                          --------                --------
         Total debt                                                                       $252,008                $234,674
                                                                                          ========                ========

EBITDA is presented as additional information because management believes it to be a useful indicator of the company's ability to meet debt service obligations and capital expenditure requirements. It is not, however, intended as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles).